Exhibit 23.01

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We have issued our report dated May 20, 2004, accompanying the consolidated financial statements and schedule included in the Annual Report of New Frontier Media, Inc. on Form 10-K for the years ended March 31, 2004 and 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of New Frontier Media, Inc. on Form S-8 (File No. 333-102694).





GRANT THORNTON LLP

New York, New York
May 20, 2004